Exhibit 99.1

For Immediate Release:

ASG Consolidated LLC and American Seafoods Group LLC

For further information contact:

Brad Bodenman or Amy Humphreys

Phone: 206.374.1515/fax: 206.374.1516

Email to: brad.bodenman@americanseafoods.com or amy.humphreys@americanseafoods.com

Seattle, WA – Thursday, May 12, 2005 – ASG Consolidated and its wholly-owned subsidiary American Seafoods Group (together, “American Seafoods”) today announced their results for the first quarter ended March 31, 2005. American Seafoods Group and its subsidiaries conduct substantially all the operations of American Seafoods. As a result, there are only limited differences between the consolidated financial results of the two companies, which are noted herein. Holders of ASG Consolidated’s Senior Discount Notes and American Seafoods Group’s Senior Subordinated Notes are encouraged to review the financial results of each company contained in their respective quarterly reports on Form 10-Q to be filed with the SEC.

For the quarter ended March 31, 2005, net sales increased 13.4% to $153.0 million as compared to $134.9 million during the first quarter of 2004 due mainly to higher prices for pollock products and higher sales volume of pollock block and hake products. These increases were partially offset by a lower sales volume of carryover pollock surimi as compared to 2004.

Adjusted EBITDA (which pursuant to the company’s Credit Agreement is calculated as earnings before net interest expense, income tax benefit or provision, depreciation, amortization, unrealized foreign exchange and other derivatives gains or losses, loss from debt repayment and related write-offs, equity-based compensation, the write off of certain financing costs and goodwill and other non-cash charges or gains) increased 7.4% for the quarter ended March 31, 2005 to $47.8 million as compared to $44.5 million during the first quarter of 2004 primarily due to higher prices for pollock products, particularly surimi, and higher sales volume of block product, partially offset by bad debt write-off related to the bankruptcy filing by a large retail customer. Gross margin for the quarter ended March 31, 2005 increased to 33.1% from 31.1% in 2004. The increase in gross margin resulted primarily from the higher prices for pollock products.

Net income for ASG Consolidated increased $8.3 million for the quarter ended March 31, 2005 to $29.7 million as compared to $21.4 million for first quarter of 2004 primarily due to the operational factors discussed above as well as an increase in unrealized gains on foreign exchange and other derivative contracts, partially offset by the interest expense related to amortization of the Senior Discount Notes, which were not outstanding in the first quarter of 2004.

Net Income for American Seafoods Group LLC was $33.4 million for the quarter ended March 31, 2005. The $3.7 million difference in net income between the two companies is comprised of interest expense and amortization of deferred financing costs related to the Senior Discount Notes.

“Our core harvesting operations performed well this A-season. Our vessels achieved good recovery rates, though slightly lower than last A-season due to smaller fish size. The markets for our A-season surimi and block products were strong both in terms of pricing and demand and we expect these trends will continue” remarked Bernt O. Bodal, Chairman and Chief Executive Officer. “We are optimistic that our land-based operations will see efficiency gains over the course of the year as a result of implementing certain operational improvement projects. We have already seen some increase in our catfish processing yield due to these efforts.”

There was a minor decrease in pollock production volume for the quarter ended March 31, 2005 as compared to the first quarter of 2004, primarily due to slightly lower flesh and roe recovery rates. A larger percentage of our A-season roe production was sold in the first quarter of 2005 as compared to 2004.

Quarterly Conference Call Information:

American Seafoods will host its conference call in conjunction with the release of its first quarter financial results live on Monday, May 16th at 10:00 am PST (1:00 pm EST). In order to participate, call (800) 269-6183 and enter access code 2806174. We expect the call to start no later than 10:15 am PST. There will also be a replay of the conference call available for 30 days by dialing (888) 203-1112 and entering access code 2806174.

About American Seafoods

American Seafoods is a leader in the harvesting, processing, preparation and supply of quality seafood. Harvesting a variety of fish species, the Company processes seafood into an array of finished products, both on board its state-of-the-art fleet of vessels and at its HACCP-approved production facilities located in both Massachusetts and Alabama. The Company produces a diverse range of fillet, surimi, roe and block-cut product offerings, made from Alaska pollock, Pacific cod, sea scallops, and U.S. farm raised catfish. Finished products are sold worldwide through an extensive global distribution and customer support network. From the ocean to the plate, American Seafoods has established a global sourcing, selling, marketing and distribution network bringing quality seafood to consumers worldwide. For more information, please visit us at www.americanseafoods.com.

This press release contains forward-looking statements. The words “will,” “believes,” “anticipates,” “intends,” “estimates,” “expects,” “projects,” “plans,” or similar expressions are intended to identify forward-looking statements. All statements in this press release other than statements of historical fact, including statements which address our strategy, future operations, future financial position, estimated sales, projected costs, prospects, plans and objectives of management and events or developments that the Company expects or anticipates will occur, are forward-looking statements. All forward-looking statements speak only as of the date on which they are made. They rely on a number of assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside of the Company’s control and could cause actual results to differ materially from such statements.

ASG Consolidated LLC

Financial Highlights

(Unaudited, dollars in thousands)

	Three Months Ended March 31,
	2004	2005
Statement of Operations Data:
Net sales	$134,893	$152,964
Cost of sales, including depreciation expense of $8,527 and $9,249, respectively	85,279	95,220
Shipping & Handling	7,608	7,152

Total Cost of Sales	92,887	102,372

Gross profit	42,006	50,592
Gross margin	31.1%	33.1%

Selling, general and administrative expenses	11,648	12,300
Depreciation and amortization (1)	764	842

Operating income	29,594	37,450
Interest expense, net	(9,871)	(14,438)
Foreign exchange gains, net	1,782	870
Other derivatives gains, net	—	6,160
Other	(109)	(332)

Net income	$21,396	$29,710

Adjusted EBITDA calculations:
Net income	$21,396	$29,710
Interest expense, net	9,871	14,438
Income tax provision	—	7
Depreciation and amortization	9,291	10,091
Unrealized losses (gains) on derivatives, net	2,850	(7,230)
Equity-based compensation expense	1,098	734

Adjusted EBITDA (2)	$44,506	$47,750

Adjusted EBITDA margin	33.0%	31.2%

Other Data (quarter ended):
Capital expenditures	$5,245	$6,731

Pollock production (metric tons)	38,379	37,689
Pollock sales (metric tons)	24,200	21,758

Reconciliation of adjusted EBITDA to cash flow from operating activities (2):
Cash flows from operating activities	$31,730	$23,980
Interest expense, net	9,871	14,511
Net change in operating assets and liabilities	4,436	15,025
Amortization of deferred financing costs	(1,309)	(1,487)
Amortization of debt discounts	—	(3,552)
Other	(222)	(727)

Adjusted EBITDA	$44,506	$47,750

(1)	Amortization of intangibles and depreciation of other assets.
(2)	Adjusted EBITDA is not a measure of operating income, operating performance or liquidity under generally accepted accounting principles. We include Adjusted EBITDA because we understand it is used by some investors to determine a company’s historical ability to service indebtedness and fund ongoing capital expenditures, and because certain covenant measures in our note indenture and credit agreement are based upon Adjusted EBITDA. In addition, it should be noted that companies calculate Adjusted EBITDA differently and, therefore, Adjusted EBITDA presented by us may not be comparable to Adjusted EBITDA as reported by other companies.

	December 31, 2004	March 31, 2005
Selected Balance Sheet Data:
Cash and cash equivalents	$1,577	$1,569
Accounts receivable, trade	38,042	44,314
Inventories	50,647	81,778
Property, vessels and equipment, net	198,335	194,286
Cooperative rights, other intangibles and goodwill, net	120,713	119,524
Total assets	463,139	496,480
Total debt	$608,805	$593,481

American Seafoods Group LLC

Financial Highlights

(Unaudited, dollars in thousands)

	Three Months Ended March 31,
	2004	2005
Statement of Operations Data:
Net sales	$134,893	$152,964
Cost of sales, including depreciation expense of $8,527 and $9,249, respectively	85,279	95,220
Shipping & Handling	7,608	7,152

Total Cost of Sales	92,887	102,372

Gross profit	42,006	50,592
Gross margin	31.1%	33.1%

Selling, general and administrative expenses	11,648	12,300
Depreciation and amortization (1)	764	842

Operating income	29,594	37,450
Interest expense, net	(9,871)	(10,737)
Foreign exchange gains, net	1,782	870
Other derivatives gains, net	—	6,160
Other	(109)	(332)

Net income	$21,396	$33,411

Adjusted EBITDA calculations:
Net income	$21,396	$33,411
Interest expense, net	9,871	10,737
Income tax provision	—	7
Depreciation and amortization	9,291	10,091
Unrealized losses (gains) on derivatives, net	2,850	(7,230)
Equity-based compensation expense	1,098	734

Adjusted EBITDA (2)	$44,505	$47,750

Adjusted EBITDA margin	33.0%	31.2%

Other Data (quarter ended):
Capital expenditures	$5,245	$6,731

Pollock production (metric tons)	38,379	37,689
Pollock sales (metric tons)	24,200	21,758

Reconciliation of adjusted EBITDA to cash flow from operating activities (2):
Cash flows from operating activities	$31,730	$23,980
Interest expense, net	9,871	10,810
Net change in operating assets and liabilities	4,436	15,027
Amortization of deferred financing costs	(1,309)	(1,340)
Other	(222)	(727)

Adjusted EBITDA	$44,506	$47,750

(1)	Amortization of intangibles and depreciation of other assets.
(2)	Adjusted EBITDA is not a measure of operating income, operating performance or liquidity under generally accepted accounting principles. We include Adjusted EBITDA because we understand it is used by some investors to determine a company’s historical ability to service indebtedness and fund ongoing capital expenditures, and because certain covenant measures in our note indenture and credit agreement are based upon Adjusted EBITDA. In addition, it should be noted that companies calculate Adjusted EBITDA differently and, therefore, Adjusted EBITDA presented by us may not be comparable to Adjusted EBITDA as reported by other companies.

	December 31, 2004	March 31, 2005
Selected Balance Sheet Data:
Cash and cash equivalents	$740	$756
Accounts receivable, trade	38,042	44,314
Inventories	50,647	81,778
Property, vessels and equipment, net	198,335	194,286
Cooperative rights, other intangibles and goodwill, net	120,713	119,524
Total assets	458,078	491,022
Total debt	$481,122	$462,246